                                                                   EXHIBIT 10.30

                             Employment Agreement
                                 CONFIDENTIAL

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on the 15/th/ day of May, 1998 by and between Syntroleum Corporation, an Oklahoma corporation (the "Company"), and Paul F. Schubert, an individual (the "Employee").

     WHEREAS, the Company desires to enter into an employment relationship with Employee and Employee is willing to accept such employment on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Company and Employee hereby agree as follows.

     1. Employment and Duties. The Company employs Employee in the capacity of Research Project Manager, or in such other position and at such location as the Company may direct or desire and Employee hereby accepts such employment, on the terms and conditions hereinafter set forth. Employee agrees to perform such services and duties (including reasonable travel) and hold such offices at such locations as may be reasonably assigned to him from time to time by the Company and to devote substantially his full business time, energies and best efforts to the performance thereof to the exclusion of all other business activities, except any activities disclosed to the Company in advance and consented to by the Company.

     2. Compensation. As compensation for the services to be rendered by Employee to the Company pursuant to this Agreement, Employee shall be paid the following compensation and other benefits.

     (a) Salary in the amount of $110,000 per year, payable in equal bi-monthly installments in arrears, or such higher compensation as may be established by the Company from time to time. Payments of salary shall be made in accordance with the Company's usual payroll procedures.

     (b) Employee shall be eligible to participate, to the extent he may be eligible, in any group medical and hospitalization, profit sharing, retirement, life insurance or other employee benefit plans which the Company may from time to time offer to its employees. All group insurance provided to Employee shall be in such form and provide such coverage as is provided to other employees of the Company.

     (c) All compensation payments to Employee shall be made subject to normal deductions therefrom, including federal and state social security and withholding taxes.

     3. Life Insurance. The Company, in its discretion, may apply for and procure in its own name and for its own benefit, life insurance on the life of Employee in any amount or amounts considered advisable by the Company. Employee shall submit to any medical or
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                       Syntroleum - Employment Agreement
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                                 CONFIDENTIAL


other examination and execute and deliver any application or other instrument in writing, reasonably necessary for the Company to acquire such insurance.

     4. Expenses. The Company shall reimburse Employee for his actual out-of-pocket expenses incurred in carrying out his duties hereunder in the conduct of the Company's business, which expenses shall be limited to ordinary and necessary items and which shall be supported by vouchers, receipts or similar documentation submitted in accordance with the Company's expense reimburse policy and as required by law.

     5. Vacations and Leave. Employee shall be entitled to vacation and leave in accordance with the Company's policies in effect from time to time.

     6.   Non-Disclosure of Confidential Information.

     (a) Employee acknowledges that in and as a result of his employment by the Company, he will be making use of, acquiring, and/or adding to the Company's Trade Secret Information. Except as required in the performance of Employee's duties under this Agreement, Employee will not use any Trade Secret Information of the Company for Employee's own benefit or purposes or disclose to third parties, directly or indirectly, any Trade Secret Information of the Company, either during or after Employee's employment with the Company.

     (b) As used in this Agreement, "Trade Secret Information" means information, including any formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, "Trade Secret Information" includes both information disclosed to Employee by the Company and information developed by Employee in the course of his employment with the Company. The types and categories of information which the Company considers to be its Trade Secret Information include, without limitation: (a) specifications, descriptions, designs, dimensions, content (including chemical composition) and tolerances of products, parts and components; (b) plans, blueprints, design packages construction, part and assembly drawings and diagrams; (c) design, construction and component costs and cost estimates; (d) the existence, terms or conditions of any agreements (including license agreements) between the Company and any third party; (e) computer programs (whether in the form of source code, object code or any other form, including software, firmware and programmable array logic), formulas, algorithms, methods, techniques, processes, designs, specifications, diagrams, flow charts, manuals, descriptions, instructions, explanations, improvements, and the ideas, systems and methods of operation contained in such programs; (f) information concerning or resulting from research and development work performed by Syntroleum; (g) information concerning Syntroleum's management, financial condition, financial operations,

                                       2
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                       Syntroleum - Employment Agreement
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                                 CONFIDENTIAL


purchasing activities, sales activities, marketing activities and business plans; (h) information acquired or compiled by Syntroleum concerning actual or potential customers; and (i) all other types and categories of information (in whatever form) with respect to which, under all the circumstances, Employee knows or has reason to know that Syntroleum intends or expects secrecy to be maintained and as to which Syntroleum has made reasonable efforts to maintain its secrecy.

     (c) The Company may also advise Employee from time to time as to restrictions upon the use or disclosure of specified information which has been licensed or otherwise disclosed to the Company by third parties pursuant to license or confidential disclosure agreements which contain restrictions upon the use or disclosure of such information. Employee agrees to abide by the restrictions upon use and/or disclosure contained in such agreements.

     (d) Employee has not and will not use or disclose to the Company any confidential or proprietary information belonging to others without the written consent of the person to whom such information is confidential, and Employee represents that his employment with the Company will not require the use of such information or the violation of any confidential relationship with any third party.

     7. Other Property of the Company. All documents, encoded media, and other tangible items provided to Employee by the Company or prepared, generated or created by Employee or others in connection with any business activity of the Company are the property of the Company. Upon termination of Employee's employment with the Company, Employee will promptly deliver to the Company all such documents, media and other items in his possession, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents, media, items or information contained therein. Employee will neither have nor claim any right, title or interest in any trademark, service mark or trade name owned or used by the Company.

     8.   Inventions and Works of Authorship.

     (a) Employee agrees to assign and hereby irrevocably assigns to the Company all of Employee's right, title and interest in and to any and all Inventions and Works of Authorship made, generated or conceived by Employee during the period of his employment with the Company, and Employee agrees to and shall promptly disclose all such Inventions and Works of Authorship to the Company in writing. As used herein, "Invention" means any discovery, improvement, innovation, idea, formula, or shop right (whether or not patentable, whether or not put into writing and whether or not put into practice) made, generated or conceived by Employee (whether alone or with others) while employed by the Company. As used herein, "Work of Authorship" means any original work of authorship within the purview of the copyright laws of the United States of America, and both the Company and Employee intend and agree that all Works of Authorship created by Employee in the course of his

                                       3
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                       Syntroleum - Employment Agreement
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                                 CONFIDENTIAL


employment with the Company will be and shall constitute works made for hire within the meaning and purview of such copyright laws.

     (b) Employee will execute and assign any and all applications, assignments, and other documents and will render all assistance which may be reasonably necessary for the Company to obtain patent, copyright, or any other form of intellectual property protection with respect to all Inventions and Works of Authorship in all countries and will cooperate with Syntroleum as reasonable necessary to enforce any such intellectual property protection. The Company will pay Employee $200 for each patent issued to the Company upon which Employee's name appears as an inventor. For purposes of this Agreement, any Invention relating directly to the business of the Company or to the Company's actual or demonstrably anticipated business, research or development with respect to which Employee files a patent application within two years after termination of employment with the Company shall be presumed to be an Invention conceived by Employee during the period of his employment with the Company, rebuttable only by accurate, written and duly corroborated evidence that such Invention was not first conceived by Employee during the term of his employment with the Company.

     (c) The provisions of this Paragraph 8 do not apply to an invention for which no equipment, supplies, facility or Trade Secret Information of the Company was used and which was developed entirely on Employee's own time, and
(i) which does not relate (A) directly to the business research or development of the Company, or (B) to the Company's actual or demonstrably anticipated business, research or development, or (ii) which does not result from any work performed by Employee for the Company. A reasonable determination of the applicability of this Paragraph 8(a) to an Employee's invention shall be made by Syntroleum after the Employee submits notification in writing of the invention. Said notice shall include adequate detail for Syntroleum to evaluate the invention.

     9.   Limited Covenants Against Competition; NonSolicitation.

     (a) Employee acknowledges that the services he is to render to the Company are of a special and unusual character with a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to the Company of the services of Employee and because of the confidential Trade Secret Information to be obtained by or disclosed to Employee, as set forth above, and as a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated in Paragraph 2, Employee covenants and agrees that during the period of Employee's employment within the Company and for a period of two years following termination of Employee's employment with the Company for any reason, voluntarily or involuntarily, Employee will not directly or indirectly: (i) start or participate or assist (as a proprietor, partner, shareholder, lender, investor, director, employee, consultant, independent contractor or otherwise) in starting any Competing Business; (ii) assist (as a proprietor, partner, shareholder, lender, investor, director, employee, consultant, independent contractor

                                       4
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                       Syntroleum - Employment Agreement
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                                 CONFIDENTIAL


or otherwise) any existing Competing Business in the design, development or manufacture of any Competing Product; (iii) sell or assist in the sale of any Competing Product to any person or organization with whom Employee had any direct contact while employed with the Company, except for persons or organizations with whom Employee had direct contact prior to being employed with the Company; (iv) directly or indirectly solicit for employment or employ any of the Company's employees; or (v) become employed by a former employee of the Company. Because Syntroleum actively pursues opportunities throughout the world and is engaged in a world-wide oriented business the Employee acknowledges the reasonableness of having no geographic limitation hereunder.

     (b) Employee further acknowledges that, while employed by the Company, he will have contact with and become aware of the Company's customers and licensees and their respective representatives, including their names and addresses, specific needs and requirements, as well as leads and references to prospective customers and licensees. Employee further acknowledges that loss of such customers or licensees would cause the Company great and irreparable harm. Employee agrees that for a period of two years following termination of Employee's employment with the Company for any reason, voluntarily or involuntarily, Employee will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any customer or licensee, former customer or licensee, or prospective customer or licensee of the Company for the purpose of selling, installing, implementing, or modifying any Competing Product. This restriction shall apply only to any customer or licensee, former customer or licensee, or prospective customer or licensee of the Company with whom Employee had contact during the last two years of Employee's employment with the Company.

     (c) The Employee agrees that for as long as he is employed by the Company and for a period of two years after termination of Employee's employment with the Company for any reason, voluntarily or involuntarily, Employee will not solicit, recruit, hire or attempt to solicit, recruit or hire, directly or by assisting others, any other employee of the Company with whom the Employee had contact during his employment with the Company.

     (d) As used in this Agreement, (i) "Competing Business" means any person, entity or organization other than the Company which is engaged in or is about to become engaged in the design, manufacture or sale of a Competing Product, (ii) "Competing Product" means any product (including, without limitation, any chemical formula or process) which is or may be marketed in direct competition with any product marketed or under development by the Company at any time during Employee's employment with the Company, and (iii) "Contact" means interaction between Employee and a customer or licensee, former customer or licensee, or prospective customer or licensee of the Company, which takes place to further the business relationship; or performing services for the customer or licensee, former customer or licensee, or prospective customer or licensee on behalf of the Company.

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                       Syntroleum - Employment Agreement
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                                 CONFIDENTIAL


       10.  Reasonableness of Restrictions.

       (a) Employee expressly acknowledges that he has carefully read and considered the provisions of Paragraphs 6, 7, 8 and 9, and, having done so, agrees that the restrictions set forth in these Paragraphs, including, but not limited to, the time periods and geographic areas of restriction are fair and reasonable and are reasonably required for the protection of the interests of the Company and its officers, directors, shareholders and other employees.

       (b) In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 6, 7, 8 and 9 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Paragraphs 6, 7, 8 and 9 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

       11. Requests for Clarification. In the event Employee is uncertain as to the meaning of any provision of this Agreement or its application to any particular information, item or activity, Employee will inquire in writing to the Company, specifying any areas of uncertainty. The Company will respond in writing within a reasonable time and will endeavor to clarify any areas of uncertainty, including such things as whether it considers particular information to be its Trade Secret Information or whether it considers any particular activity or employment to be in violation of this Agreement.

       12. Remedies. In the event of a breach or threatened breach of any of the covenants in Paragraphs 6, 7, 8 and 9, the Company shall have the right to seek monetary damages and equitable relief, including specific performance by means of an injunction against Employee or against Employee's partners, agents, representatives, servants, employers, employees, family members and/or any and all persons acting directly or indirectly by or with him, to prevent or restrain any such breach. In lieu thereof, or should a court refuse for any reason to grant equitable relief to prevent continuing breaches of the covenants in Paragraphs 6, 7, 8 and 9, the Company shall be entitled to liquidated damages equal to 100% of the gross amount derived by the breaching party from all transactions in breach of the restrictive covenants in this Agreement, it being impossible to ascertain or estimate the entire or exact cost, damage or injury which the Company may sustain by reason of the breach, and such sum is agreed on as compensation for the injury suffered by the Company, and not as a penalty.

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                                 CONFIDENTIAL


       13.  Term and Termination.

       (a) The term of this Agreement shall be for an initial term of 12 months from the effective date hereof, unless sooner terminated as provided herein, and shall thereafter be automatically renewed for successive terms of 12 months each unless sooner terminated as provided herein.

       (b)  Employment of Employee under this Agreement may be terminated:

            (i)  by the Company upon the death of Employee.

            (ii) by the Company if Employee becomes disabled. For the purposes of this Agreement, Employee will be deemed disabled if he (i) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), or
       (ii) receives disability insurance benefits from any disability income insurance policy maintained by the Company for a period of three consecutive months, or (iii) has been found to be disabled pursuant to a disability determination. A "disability determination" means a finding that Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to the Company and that such disability is determined or reasonably expected to last at least six months. The disability determination shall be based upon the written opinion of the physician regularly attending Employee whose disability is in question. If the Company disagrees with the opinion of this physician (the "First Physician"), it may engage, at its own expense, another physician of its choice (the "Second Physician") to examine Employee. If the First and Second Physicians agree in writing that Employee is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of disability. If the First and Second Physicians disagree on the disability of Employee, they shall choose a third consulting physician (whose expense shall be borne by the Company), and the written opinion of a majority of these three physicians shall, except as otherwise provided in this subsection, be conclusive as to Employee's disability. The date of any written opinion conclusively finding Employee to be disabled is the date on which the disability will be deemed to have occurred. If there is a conclusive finding that Employee is not totally disabled, the Company shall have the right to request additional disability determinations provided it agrees to pay all the expenses of the disability determinations and does not request an additional disability determination more frequently than once every three months. In connection with any disability determination, Employee hereby consents to any required medical examination, and agrees to furnish any medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

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                                 CONFIDENTIAL


        (iii) by the Company when Employee reaches mandatory retirement age under any retirement policy applicable to all executive officers adopted by the Company.

        (iv)  by mutual agreement of Employee and the Company.

        (v) by the Company upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business of the Company is continued).

        (vi) by the Company for just cause at any time upon written notice. For purposes of this Agreement, "just cause" shall mean any one or more of the following: (A) Employee's material breach of his obligations, duties and responsibilities under any term or provision of this Agreement, which breach remains uncured for a period of five days after written notice by the Company to Employee; (B) Employee's failure to adhere to the reasonable standards of performance prescribed by the Company; (C) Employee's act of insubordination to the Company's Board of Directors; (D) Employee's gross negligence or willful misconduct in the performance of his duties under this Agreement; (E) Employee's dishonesty, fraud, misappropriation or embezzlement in the course of, related to or connected with the business of the Company; (F) Employee's conviction of a felony; or (G) Employee's failure (after written notice to Employee of such failure and Employee not correcting such failure within five days of such notice) to devote his time, attention and best efforts to the business of the Company as provided in this Agreement.

        (vii) by either the Company or Employee upon 60 days written notice.

     (c) Any termination of Employee's employment, either by the Company or Employee, shall be communicated by a written notice of termination to the other party.

     (d) If Employee's employment is terminated pursuant to the terms of this Agreement for any reason, Employee shall be entitled to all arrearages of salary and expenses up to and including the date of termination but shall not be entitled to further compensation. Provided, that if, at any time after the first 12 months of this Agreement, Employee's employment is terminated by the Company for any reason other than pursuant to Paragraph 13(b)(v) or (vi), Employee shall be entitled to and the Company shall pay Employee all arrearages of salary and expenses up to and including the date of termination and, in addition, Employee's monthly salary for an additional period of six months.

     (e) Upon expiration of the term of this Agreement or upon earlier termination of this Agreement, Employee shall deliver all Trade Secret Information of the Company to an

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                                 CONFIDENTIAL


authorized representative of the Company, and the non-disclosure provisions of Paragraph 6 shall survive and such expiration or termination in full force and effect for a period of 15 years from such expiration or termination.

     14.  Change in Control.

          (a) In the event of a Change in Control of the Company and, as a result of such Change in Control, Employee's employment is terminated for any reason other than Employee's death, disability, retirement, or just cause as provided in Paragraphs 13(b)(i), (ii), (iii) and (vi) respectively, then the Company or its successor shall pay Employee his full base salary in effect at the time of the notice of termination through the date of termination, and in lieu of any further salary payments for periods subsequent to the date of termination, the Company or its successor shall pay Employee as severance pay an amount equal to two times Employee's full base salary in effect on the date of termination payable in 24 equal monthly installments beginning on the first day of the first calendar month following the date of Employee's termination and continuing on the first day of each month thereafter until paid.

          (b)  As used in the Agreement, the term "Change in Control" shall mean
(i) the holders of the Company's voting securities (including holders of the Company's securities which are convertible, exercisable or exchangeable for voting securities and which securities for the purpose of this agreement, shall be deemed voting securities) on the date of this Agreement cease to possess the combined voting power to elect a majority of the Company's Board of Directors;
(ii) the Directors of the Company on the date of this Agreement cease to constitute a majority of the Company's Board of Directors; or (iii) the business of the Company is disposed of by the Company pursuant to a voluntary liquidation, sale of assets of the Company, or otherwise.

     15. Resignation Upon Termination. In the event of termination of this Agreement other than for death, Employee agrees to resign from all positions held in the Company, including without limitation any position as a director, officer, agent, trustee or consultant of the Company or any affiliate of the Company.

     16. Notice to Subsequent Employers. For a period of two years after termination of Employee's employment with the Company for any reason, Employee will inform any new employer (before accepting employment) of the obligations of Employee under Paragraphs 6, 7, 8, 9, and 10 of this Agreement.

     17. Obligations Unconditional. The obligations of the parties under this Agreement are unconditional and do not depend upon the performance of any agreements, duties, obligations, or terms outside this Agreement.

     18. Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a

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waiver of future enforcement of that provision or of any other provision of this
Agreement by that party or any other party.

     19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. The Company and Employee expressly and irrevocably consent and submit to the nonexclusive jurisdiction of any state or federal court sitting in Tulsa County, Oklahoma and agree that, to the fullest extent allowed by law, such Oklahoma state or federal courts shall have jurisdiction over any action, suit or proceeding arising out of or relating to this Agreement. The Company and Employee each irrevocably waive, to the fullest extent allowed by law, any objection either of them may have to the laying of venue of any such suit, action or proceeding brought in any state or federal court sitting in Tulsa County, Oklahoma based upon a claim that such court is inconvenient or otherwise an objectionable forum. Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods, be served upon the Company or Employee by delivering it or mailing it to their respective addresses set forth herein. Any such delivery or mail service shall be deemed to have the same force and effect as personal service in the State of Oklahoma.

     20. Severability. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such provision had not been included herein and all other valid provisions herein shall remain in full force and effect. If for any reason the restrictions and covenants contained herein are held to cover a geographical area or be for a length of time which is unreasonable or unenforceable, or in any other way are construed to be too broad or to any extent invalid, then to the extent the same are or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a covenant having the maximum area, time or other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

     21. Jurisdiction. The Company and Employee intend to and hereby confer jurisdiction to enforce the provisions of this Agreement and any restrictive covenants contained herein upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the provisions of this Agreement or any of the restrictive covenants contained herein unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Employee that such determination not bar or in any way affect the Company's right to the relief provided herein in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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                                 CONFIDENTIAL


     22. Notice. Any and all notices required or permitted herein shall be deemed delivered if delivered personally or if mailed by registered or certified mail to the Company at its principal place of business and to Employee at the address hereinafter set forth following Employee's signature, or at such other address or addresses as either party may hereafter designate in writing to the other.

     23. Amendments. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by the Company and Employee.

     24. Burden and Benefit. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The Company may, in its sole discretion, assign this Agreement or its rights hereunder to any parent, affiliate, shareholder, or successor of the Company, or to any person or entity which purchases substantially all of the assets of the Company. Employee may not transfer or assign this Agreement or any of Employee's rights or obligations under this Agreement.

     25. References to Gender and Number Terms. In construing this Agreement, feminine or number pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place which the context so requires.

     26. Headings. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

     27. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereof.

     28. Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

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                                 CONFIDENTIAL


          IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.


                                    COMPANY:

                                    SYNTROLEUM CORPORATION


                               By:   /s/ Mark A. Agee
                                    --------------------------------
                                    Mark A. Agee, President

                                    Syntroleum Corporation.
                                    1350 South Boulder, Suite 1100
                                    Tulsa, Oklahoma  74119



                                    EMPLOYEE:


                               By:   /s/ Paul F. Schubert
                                    --------------------------------

                                    Home address:

                                    10554 S. Serengeti Dr.
                                    Littleton, Colorado  80124


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